UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 1, 2011

PARLUX FRAGRANCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-15491	22-2562955
(Commission File Number)	(I.R.S. Employer Identification No.)

5900 N. Andrews Avenue, Suite 500, Fort Lauderdale, FL	33309
(Address of Principal Executive Offices)	(Zip Code)

954-316-9008
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 1, 2011, Parlux Fragrances, Inc. (the “Company”) entered into a new employment agreement with Raymond J. Balsys, the Chief Financial Officer of the Company.  The new employment agreement provides for a term beginning on August 1, 2011 and ending on July 31, 2012.  Pursuant to the employment agreement, Mr. Balsys will receive an annual base salary of $262,500.  Mr. Balsys will be eligible to receive an annual bonus of up to 50% of his annual base salary based on the Company's achievement of certain financial measures and management objectives as determined by the Company's Compensation Committee.  Mr. Balsys will be eligible for and may participate in any benefits and perquisites available to other executive officers, including any group health, dental, disability, life insurance benefit plans, car allowance or other form of executive benefit plan or program of the Company existing from time to time.  On August 1, 2011, Mr. Balsys was granted an option to purchase 25,000 shares of common stock of the Company at an exercise price of $2.99 (the closing price on the grant date), pursuant to the Company's 2007 Stock Incentive Plan.  The option will vest with respect to 12,500 shares immediately and with respect to 12,500 shares on July 31, 2012.

If Mr. Balsys is terminated without “Cause” or if Mr. Balsys terminates his employment for “Good Reason” in accordance with the terms of the employment agreement, Mr. Balsys will be entitled to the following: (i) the lesser of (a) his annual base salary for a period of 180 days, or (b) his annual base salary through July 31, 2012; (ii) retention of vested stock options for the remaining term of such options; and (iii) retention of such benefits to the extent applicable under such benefit plans or as may be required by applicable law.  A termination will be deemed to have occurred for "Cause" under the employment agreement if, in the good faith judgment of the Company's board of directors: (i) Mr. Balsys commits fraud, theft or embezzlement; (ii) Mr. Balsys commits an act of dishonesty affecting the Company or a felony or a crime involving moral turpitude; (iii) Mr. Balsys breaches any non-competition, confidentiality or non-solicitation agreement with the Company; (iv) Mr. Balsys breaches any of the material terms of this employment agreement and fails to cure such breach within 30 days after the receipt of written notice of such breach from the Company; (v) Mr. Balsys engages in gross negligence or willful misconduct that causes unreasonable harm to the business and operations of the Company; or (vi) Mr. Balsys unreasonably fails or refuses to diligently perform the duties and responsibilities required to be performed by him under the terms of the employment agreement.  “Good Reason” is defined in the employment agreement as (i) a material diminution in Mr. Balsys’ authority, duties, or responsibilities or (ii) any action or inaction of the Company which constitutes a material breach of the employment agreement, or (iii) if certain change of control transactions (as more fully described in the employment agreement) close with a  successor entity acquiring the  business and  operations of the Company and such successor entity does not, within (10) days following the closing, expressly assume and agree to perform under the employment agreement.

Under the terms of the employment agreement, Mr. Balsys is subject to certain restrictive covenants, including confidentiality, non-solicitation and non-competition covenants.

The foregoing description of the employment agreement between the Company and Mr. Balsys is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated as of August 1, 2011, between Parlux Fragrances, Inc. and Raymond J. Balsys.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

August 3, 2011	By:	/s/ Raymond J. Balsys
Raymond J. Balsys,
Senior Vice President and Chief Financial Officer (Principal Financial and Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated as of August 1, 2011, between Parlux Fragrances, Inc. and Raymond J. Balsys.

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